                                  EXHIBIT 23.1
                                  ------------

We consent to the inclusion in this annual report on Form 10-KSB of our report dated February 1, 2002, on our audit of the consolidated financial statements of Alloy Steel International, Inc. and Subsidiary as of September 30, 2001 and 2000 and for the year ended September 30, 2001 and the period May 4, 2000 (date of inception) to September 30, 2000.

/s/Rothstein, Kass & Company, P.C.
----------------------------------
Rothstein, Kass & Company, P.C.
Roseland, New Jersey
February 12, 2001